As Filed with the Securities and Exchange Commission on March 31, 2006
Registration Nos. 333-
333-
333-
333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

Progress Energy, Inc.	North Carolina	56-2155481
Progress Energy Capital Trust I	Delaware	56-6573406
Progress Energy Capital Trust II	Delaware	56-6573407
Progress Energy Capital Trust III	Delaware	56-6573408
(Exact name of registrant	(State of incorporation)	(I.R.S. Employer
as specified in its charter)		Identification No.)
410 South Wilmington Street
Raleigh, North Carolina 27601
(919) 546-6111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
PETER M. SCOTT, III
Executive Vice President and Chief Financial Officer
410 S. Wilmington Street
Raleigh, North Carolina 27601
(919) 546-6111
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
It is respectfully requested that the Commission send copies of all notices, orders and communications to:

TIMOTHY S. GOETTEL, ESQ.	E.N. ELLIS, IV, ESQ.
Hunton & Williams LLP	Dewey Ballantine LLP
421 Fayetteville Street Mall	1301 Avenue of the Americas
Raleigh, North Carolina 27601	New York, New York 10019
(919) 899-3000	(212) 259-8000
     Approximate date of commencement of proposed sale to the public: From time to time as market conditions warrant after the registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Amount to	Proposed maximum		Proposed maximum
Title of each class of securities to be	be	offering price per		aggregate offering	Amount of
registered	registered	unit		price	registration fee
Senior Debt Securities, Junior Subordinated Debentures, Common Stock, (without par value), Preferred Stock, Stock Purchase Contracts, Stock Purchase Units(4), and Trust Preferred Securities (5) and Guarantees(6)		(1	)(2)		(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.

(2)	Such indeterminate number or amount of senior debt securities, junior subordinated debentures, common stock, preferred stock, stock purchase contracts, stock purchase units and trust preferred securities and guarantees is being registered as may from time to time be sold or resold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(3)	Registration fees are being deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act of 1933, except for $62,498 that has already been paid with respect to $679,327,000 aggregate principal amount of securities that are not yet sold which were previously registered under the Company’s and the Trusts’ Registration Statement on Form S-3 filed January 23, 2002 (No. 333-81278, –01, –02, and –03). Pursuant to Rule 457(p) under the Securities Act of 1933, such unutilized registration fee may be applied to the registration fees payable pursuant to this registration statement.

(4)	Each stock purchase unit of Progress Energy, Inc. consists of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock of Progress Energy, Inc. and (b) a beneficial interest in either debt securities, trust preferred securities, preferred stock or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts or the related beneficial interests. Includes an indeterminate number of shares of common stock to be issued by Progress Energy, Inc. upon settlement of the stock purchase contracts.

(5)	Trust preferred securities will be issued by Progress Energy Capital Trust I, Progress Energy Capital Trust II, or Progress Energy Capital Trust III, as set forth in any applicable prospectus supplement.

(6)	No separate consideration will be received for the guarantees by Progress Energy, Inc.

Prospectus
Progress Energy, Inc.
Senior Debt Securities
Junior Subordinated Debentures
Common Stock
Preferred Stock
Stock Purchase Contracts
Stock Purchase Units
Guarantees

Progress Energy Capital Trust I
Progress Energy Capital Trust II
Progress Energy Capital Trust III
Trust Preferred Securities
Guaranteed by Progress Energy, Inc.
_________________________
     We will provide specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these securities unless this prospectus is accompanied by a prospectus supplement.
     Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “PGN”.
     The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
_________________________
     Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 5.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_________________________
This prospectus is dated March 31, 2006.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we and the Trusts, from time to time, may sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: Senior Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock, Stock Purchase Contracts and Stock Purchase Units, and Guarantees. The Trusts (as defined below) may offer their preferred securities, which we refer to in this prospectus as the Trust Preferred Securities. We will guarantee the Trusts’ obligations under the Trust Preferred Securities as described in the applicable prospectus supplement.
This prospectus provides you with a general description of the securities we or the Trusts may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “—Where You Can Find More Information.”
OUR COMPANY
We are a leading integrated energy provider with our primary base of operations in the southeastern United States. We were incorporated in August 1999 under the laws of the State of North Carolina. We operate through both regulated utility businesses and nonregulated businesses.
Our regulated utilities are:
•	Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“PEC”), a regulated public utility founded in 1926, which is engaged in the generation, transmission, distribution and sale of electricity within an approximately 34,000 square mile service area in portions of North Carolina and South Carolina; and

•	Florida Power Corporation d/b/a Progress Energy Florida, Inc. (“PEF”), a regulated public utility founded in 1899, which is engaged in the generation, transmission, distribution and sale of electricity within an approximately 20,000 square mile service area in portions of Florida.
Our nonregulated businesses:
•	engage in electric generation operations and energy marketing activities primarily in Georgia, North Carolina and Florida;

•	engage in natural gas drilling and production in Texas and Louisiana and coal terminal services and fuel transportation and delivery primarily in Kentucky and West Virginia; and

•	engage in the production and sale of coal-based solid synthetic fuels and the operation of synthetic fuel facilities for outside parties.
Our principal executive offices are located at 410 South Wilmington Street, Raleigh, North Carolina 27601. Our telephone number is 919-546-6111. References in this prospectus to “Progress Energy,” “we,” “us” and “our” are to Progress Energy, Inc.
THE TRUSTS
Each of Progress Energy Capital Trust I, Progress Energy Capital Trust II and Progress Energy Capital Trust III, each of which we refer to in this prospectus as a “Trust,” is a statutory business trust formed under Delaware law by us, as trust sponsor, and Chase Bank USA, National Association, which serves as trustee in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. The principal place of business of each of the Trusts is c/o Progress Energy, Inc., 410 South Wilmington Street, Raleigh, North Carolina 27601.

USE OF PROCEEDS
Unless we state otherwise in any prospectus supplement, we expect to use the net proceeds from the sale of the offered securities:
•	to finance our subsidiaries’ ongoing construction and maintenance programs;

•	to redeem, refund, repurchase or retire outstanding indebtedness;

•	to finance future acquisitions of other entities or their assets; and

•	for other general corporate purposes.
In the event that any proceeds are not immediately applied, we may temporarily invest them in federal, state or municipal government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by the federal government or agency obligations, or we may deposit the proceeds with banks.
RATIO OF EARNINGS TO FIXED CHARGES
The ratio of earnings to fixed charges for each of the periods indicated is as follows:

For the Twelve Months Ended December 31
2005	2004	2003	2002	2001
1.98x	2.22x	2.01x	1.57x	1.93x
These computations include us and our subsidiaries, and certain other companies in which we hold an equity interest. We define “earnings” as income from continuing operations before income taxes and minority interest plus fixed charges less capitalized interest. We define “fixed charges” as the sum of interest on long-term debt, other interest, and imputed interest factor included in rentals, and preferred dividend requirements of subsidiaries.
As of the date of this prospectus, we have no preferred stock outstanding.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filing number is 1-15929. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. The SEC’s Public Reference Room in Washington is located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our common stock is listed on the New York Stock Exchange under the ticker symbol “PGN.” You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Additionally, information about us, as well as our SEC filings, is available on our web site at http://www.progress-energy.com. The information available on our web site is not a part of this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.
•	Our Annual Report on Form 10-K for the year ended December 31, 2005.

•	Our Current Reports on Form 8-K filed January 10, January 13 and March 17, 2006.

•	The description of our Common Stock included under the heading “Description of Holdings Capital Stock” in our Registration Statement on Form S-4 (File No. 333-86243), dated August 31, 1999.
You may request a copy of these filings at no cost by writing or calling us at the following address:

Progress Energy, Inc.
Investor Relations
410 South Wilmington Street
Raleigh, North Carolina 27601
Telephone: (919) 546-7474
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

RISK FACTORS
     Investing in our securities involves risks that could affect us and our business as well as the energy industry generally. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference into this document. Much of the business information as well as the financial and operational data contained in our risk factors is updated in our periodic and current reports, which are also incorporated by reference into this document. Although we have tried to discuss key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing our securities, you should carefully consider the risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2005 and the other information in this prospectus and in any future prospectus supplement, as well as the documents incorporated by reference herein and therein. Each of the risks described could result in a decrease in the value of our securities offered hereby and your investment therein.
DESCRIPTION OF DEBT SECURITIES
     The term Debt Securities includes the Senior Debt Securities and the Junior Subordinated Debentures. We will issue the Senior Debt Securities in one or more series under the Indenture (For Debt Securities), dated February 15, 2001, between us and J.P. Morgan Trust Company, National Association, as successor trustee (the “Initial Senior Indenture”) and/or one or more additional indentures between us and a trustee or trustees we will identify (the “Additional Senior Indentures”). We will issue the Junior Subordinated Debentures in one or more series under one or more Subordinated Indentures between us and a trustee we will identify. The Initial Senior Indenture, the Additional Senior Indentures and the Subordinated Indentures are called Debt Securities Indentures. We have summarized the Debt Securities Indentures below. The term Debt Securities Trustee refers to the Trustee under a Debt Securities Indenture. This prospectus describes certain general terms of the Debt Securities. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. The Initial Senior Indenture and the form of Debt Securities Indenture (for Additional Senior Indentures and Subordinated Indentures) are filed as exhibits to the registration statement of which this prospectus is a part. You should read the Initial Senior Indenture and the form of Debt Securities Indenture for provisions that may be important to you. In the summary below, we have included references to applicable section numbers of the Initial Senior Indenture and the form of Debt Securities Indenture so that you can easily locate these provisions. Capitalized terms used in the following summary have the meanings specified in the Initial Senior Indenture and the form of Debt Securities Indenture, unless otherwise defined below.
General
     The Senior Debt Securities offered by this prospectus will be our direct unsecured general obligations and will rank equally with all of our other senior and unsubordinated debt. The Junior Subordinated Debentures offered by this prospectus will be our unsecured obligations and will be junior in right of payment to our Senior Indebtedness, as described below under the heading “—Subordination of Junior Subordinated Debentures.”
     The information that we are providing you in this prospectus concerning the Debt Securities Indentures and related documents is only a summary of the information provided in those documents. You should consult the Debt Securities themselves, the Debt Securities Indentures, any supplemental indentures and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file later with the SEC and that will be incorporated by reference into this prospectus.
     Because we are a holding company that conducts all of its operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any holders of preferred stock. In addition to trade debt, all of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. As of December 31, 2005, on a consolidated basis (including securities due within one year), we had approximately $11.1 billion of outstanding debt, of which approximately $6.9 billion was subsidiary debt. Unless otherwise specified in a prospectus supplement, the Debt Securities Indentures will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.
     Unless the applicable prospectus supplement states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.
Provisions of a Particular Series
     You should consult the prospectus supplement relating to any particular series of Debt Securities for the following information, as applicable:
•	the title of the Debt Securities;

•	any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any; and
-	the date from which any interest will accrue;

-	the dates on which we will pay interest; and

-	the record date for any interest payable on any interest payment date;
•	the place where
-	the principal of, premium, if any, and interest on the Debt Securities will be payable;

-	you may register transfer of the Debt Securities;

-	you may exchange the Debt Securities; and

-	you may serve notices and demands upon us regarding the Debt Securities;
•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities;

•	the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•	the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•	the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	if other than the principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing the Debt Securities as global securities, and if so,
-	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

-	any limitations on the right to obtain definitive certificates for the Debt Securities; and

-	any other matters incidental to the Debt Securities;
•	whether we are issuing the Debt Securities as bearer securities;

•	any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

•	any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities; and

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.
For more information, see Section 301 of the applicable Debt Securities Indenture.

     Debt Securities may be sold at a substantial discount to their principal amount or may be denominated in a currency other than United States dollars. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than United States dollars.
Subordination of Junior Subordinated Debentures
     The Junior Subordinated Debentures will be subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below.
     No payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Junior Subordinated Debentures may be made if:
•	any Senior Indebtedness is not paid when due and that default continues without waiver, or

•	the maturity of any Senior Indebtedness has been accelerated because of a default.
     Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. The rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.
     As defined in the Subordinated Indenture, the term “Senior Indebtedness” means:
•	obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Indenture) of, or guaranteed or assumed by, us
-	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Junior Subordinated Debentures and the Guarantees); or

-	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles;
•	indebtedness evidenced by bonds, debentures, notes or other similar instruments;

•	obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•	obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	obligations for claims, as defined in Section 101(5) of the United States Bankruptcy Code of 1978, as amended, in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

•	obligations of the type referred to in each of the preceding bullet-points of another person the payment of which we have guaranteed or are responsible or liable for, directly or indirectly, as obligor or otherwise; without limiting the generality of the foregoing.

     In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Indenture or subsequently incurred by us.
     Any of the foregoing will not be Senior Indebtedness if it is by its terms subordinate or junior in right of payment to any other indebtedness of ours or equal in right of payment to the Junior Subordinated Debentures.
     The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.
Additional Terms of Junior Subordinated Debentures
     The prospectus supplement applicable to any Junior Subordinated Debentures we offer will describe the material terms and offering prices of those Junior Subordinated Debentures, including those issued in connection with the issuance of Trust Preferred Securities.
Form, Exchange and Transfer
     Unless the applicable prospectus supplement states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.
     Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar. No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.
     The applicable prospectus supplement will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.
     We will not be required to:
•	issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.
For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents
     Unless the applicable prospectus supplement states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.
     Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.
     All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.
Redemption
     You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of Debt Securities. Except for the provisions in the applicable prospectus supplement regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by us by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of random selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.
     A notice of redemption we provide may state:
•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.
For more information, see Section 404 of the applicable Debt Securities Indenture.
Consolidation, Merger and Sale of Assets
     We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:
•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets
-	is organized and validly existing under the laws of any domestic jurisdiction;

-	expressly assumes by supplemental indenture our obligations under the Debt Securities and under the applicable indentures;
•	immediately after the transaction becomes effective, no event of default, and no event that would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.
For more information, see Section 1101 of the applicable Debt Securities Indenture.
Events of Default
     “Event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:
•	failure to pay any interest due on any Debt Securities of that series within 30 days;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any sinking fund payment, if any, on any Debt Securities of that series;

•	breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement.
For more information, see Section 801 of the applicable Debt Securities Indenture.
     An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.
     If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.
     The applicable prospectus supplement may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all (or any part of) the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.
     At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:
•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay
-	all overdue interest on all Debt Securities of the particular series;

-	the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

-	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

-	all amounts due to the Debt Securities Trustee under the applicable indenture; and
•	any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.
For more information, see Section 802 of the applicable Debt Securities Indenture.
     The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.
     No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:
•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•	the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•	the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.
     The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.
     We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.
Modification and Waiver
     We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:
•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•	to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•	to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a noncertificated system of registration for any series of Debt Securities;

•	to change any place where
-	the principal of and any premium and interest on any Debt Securities are payable,

-	any Debt Securities may be surrendered for registration of transfer or exchange or

-	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.
For more information, see Section 1201 of the applicable Debt Securities Indenture.
     The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:
•	compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

•	any past default under the applicable indenture, except a default in the payment of principal, premium or interest, and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).
     The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes; and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.
     Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:
•	may not, without the consent of the holder of each outstanding Debt Security affected
-	change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

-	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

-	reduce any premium payable upon the redemption of the Debt Securities;

-	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

-	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

-	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•	may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.
     A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:
•	changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.
For more information, see Section 1202 of the applicable Debt Securities Indenture.
     If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.
Defeasance
     Unless the applicable prospectus supplement provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.
Resignation, Removal of Debt Securities Trustee; Appointment of Successor
     The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.
Global Securities
     We may issue some or all of the Debt Securities of any series as global securities, or Global Debt Securities. We will register each Global Debt Security in the name of a depositary identified in the applicable prospectus supplement. The Global Debt Securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the applicable indenture.
     As long as the depositary or its nominee is the registered holder of a Global Debt Security, that person will be considered the sole owner and holder of the Global Debt Security and the securities represented by it for all purposes under the securities and the applicable indenture. Except in limited circumstances, owners of a beneficial interest in a Global Debt Security:
•	will not be entitled to have the Global Debt Security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the Global Debt Security; and

•	will not be considered to be the owners or holders of the Global Debt Security or any securities represented by it for any purposes under the securities or the applicable indenture.
     We will make all payments of principal and any premium and interest on a Global Debt Security to the depositary or its nominee as the holder of the Global Debt Security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Debt Security.
     Ownership of beneficial interests in a Global Debt Security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a Global Debt Security is issued, the depositary will credit on its book entry, registration and transfer system the principal amounts of securities represented by the Global Debt Security to the accounts of its participants. Ownership of beneficial interests in a Global Debt Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:
•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.
     Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a Global Debt Security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Debt Security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any applicable indenture; or

•	any agent of any of the above.
     The applicable Debt Securities Indenture provides that if:
•	the depositary gives notice to us that it is unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, or

•	the depositary ceases to be eligible under the Debt Securities Indenture and a successor depositary is not appointed by us within 90 days, or

•	we decide to discontinue use of the system of book-entry transfers through the depositary or its successor, the Global Debt Securities will be exchanged for Debt Securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. The depositary will provide to the Debt Securities Trustee the name or names in which the Debt Securities Trustee is to register these definitive Debt Securities. For more information, see Section 203 of the applicable Debt Securities Indenture.
Notices
     We will give notices to holders of Debt Securities by mail to their addresses as they appear in the security register. For more information, see Section 106 of the applicable Debt Securities Indenture.
Title
     The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.
Governing Law
     The Debt Securities Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.
DESCRIPTION OF TRUST PREFERRED SECURITIES
     The Trusts may from time to time offer under this prospectus Trust Preferred Securities. When the Trusts offer to sell a particular series of Trust Preferred Securities, we will describe the material terms of that series in a prospectus supplement. The original trust agreement for each of the Trusts will be amended and restated, effective when the securities of each Trust are initially issued. Such amended and restated trust agreement for each of the Trusts will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Unless otherwise stated in a prospectus supplement, the Trust Preferred Securities will be issued pursuant to one or more trust agreements, which we will describe in a prospectus supplement. Each Trust has filed a form of trust agreement as an exhibit to the registration statement of which this prospectus is a part. You should read the form of Trust Agreement for provisions that may be important to you.

DESCRIPTION OF GUARANTEES
     We may from time to time offer under this prospectus Guarantees of securities issued by the Trusts or any of our subsidiaries. When we issue any Guarantees, we will describe the material terms of those Guarantees in a prospectus supplement. A form of Guarantee Agreement with respect to Trust Preferred Securities is filed as an exhibit to the registration statement of which this prospectus is a part. You should read the form of Guarantee Agreement for provisions that may be important to you.
DESCRIPTION OF CAPITAL STOCK
     The following summary of the characteristics of our capital stock is qualified in all respects by reference to our articles of incorporation and bylaws, each as amended, copies of which are on file with the SEC. Our amended and restated articles of incorporation, as amended, are filed as Exhibit 3(a)(1) to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 and Exhibit 3b(1) to our Annual Report on Form 10-K for the year ended December 31, 2001 and our current bylaws are filed as Exhibit 3(ii)(a) to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, respectively. Reference is also made to the laws of the State of North Carolina. Our authorized equity capitalization consists of 500,000,000 shares of Common Stock, no par value per share, and 20,000,000 shares of Preferred Stock, no par value per share. As of December 31, 2005, 251,961,037 shares of our Common Stock and no shares of our Preferred Stock were issued and outstanding.
Preferred Stock
     Our board of directors has the authority under a “blank check” provision in our articles to issue, without any vote or action by the Progress Energy shareholders, shares of Preferred Stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions of the stock, including the dividend rights, conversion rights, terms of redemption — including sinking fund provisions — liquidation preferences and the number of shares constituting any series. The Progress Energy board of directors may also fix the voting rights, if any, of a series, except that it does not have authority under the “blank check” provision to issue Preferred Stock with more than one vote per share. There are no shares of Preferred Stock outstanding as of the date of this prospectus, and there are no existing agreements or understandings for the designation of any series of Preferred Stock or the issuance of preferred shares.
Common Stock
     This description of the Common Stock assumes that no Preferred Stock is issued and outstanding and that the Progress Energy board of directors has not determined the rights and preferences of any shares of Preferred Stock. The rights and preferences of the Common Stock, as generally described below, may change in relation to any shares of Preferred Stock that might be issued in the future.
   Exchange Listing
     Our outstanding shares of Common Stock are listed on the New York Stock Exchange under the symbol “PGN.” Any additional Common Stock we issue will also be listed on the NYSE.
   Par Value
     The Common Stock does not have a stated par value. A designated par value is not required under North Carolina law.
   Dividends
     Subject to the prior rights, if any, of holders of Preferred Stock, holders of Common Stock are entitled to any dividends that might be declared by Progress Energy’s board of directors. Progress Energy may purchase or otherwise acquire outstanding shares of Common Stock out of funds or other property legally available for this purpose.
     Holders of Common Stock may receive dividends when declared by the Board of Directors. Dividends may be paid in cash, stock or other form. In certain cases, holders of Common Stock may not receive dividends until we have satisfied our obligations to any holders of Preferred Stock. Under certain circumstances, any debt instrument may restrict our ability to pay cash dividends.
   Voting Rights and Cumulative Voting
     Each share of Common Stock is entitled to one vote in the election of directors and all matters on which holders of Common Stock are entitled to vote. Holders of Common Stock do not have cumulative voting rights for the election of directors. Consequently, the holders of more than 50% of the shares of Common Stock voting can elect all of Progress Energy’s directors, and in this event the holders of the remaining shares of Common Stock voting — less than 50% — would not have sufficient votes to elect any directors.
   Preemptive Rights
     The holders of Common Stock have no preemptive rights to purchase additional shares of Common Stock or other securities of Progress Energy.
   Redemption and Conversion
     Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities or property.
   Fully Paid
     All outstanding shares of Common Stock are fully paid and non-assessable. Any additional Common Stock we issue will also be fully paid and non-assessable.
   Other Rights
     We will notify holders of Common Stock of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, holders of Common Stock will share equally in the assets remaining after we pay our creditors and holders of Preferred Stock.
   Transfer Agent and Registrar
     The transfer agent and registrar for the Common Stock is EquiServe Trust Company, N.A.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND
STOCK PURCHASE UNITS
     We may from time to time offer under this prospectus Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as part of units (“Stock Purchase Units”) consisting of a Stock Purchase Contract and a beneficial interest in our other securities or securities of third parties. When we issue Stock Purchase Contracts or Stock Purchase Units, we will describe their material terms in a prospectus supplement.
PLAN OF DISTRIBUTION
     We and the Trusts may sell the securities:

•	through underwriters or dealers;

•	directly through a limited number of institutional or other purchasers or to a single purchaser;

•	through agents; or

•	by any other legal means.
     The applicable prospectus supplement will set forth the terms under which the securities are offered, including:
•	the names of any underwriters, dealers or agents;

•	the purchase price and the net proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed, re-allowed or paid to dealers; and

•	any securities exchanges on which we may list any offered securities.
     We or any underwriters or dealers may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
     If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be severally obligated to purchase all of the securities, except that in certain cases involving a default by an underwriter, less than all of the securities may be purchased. If we sell securities through an agent, the applicable prospectus supplement will state the name and any commission payable by us to the agent. Unless the prospectus supplement states otherwise, any agent acting for us will be acting on a best efforts basis for the period of its appointment.
     The applicable prospectus supplement will state whether we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These contracts will be subject to the conditions set forth in the prospectus supplement. Additionally, the prospectus supplement will set forth the commission payable for solicitation of these contracts.
     Agents and underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933.
EXPERTS
     The consolidated financial statements, the related consolidated financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and include an explanatory paragraph concerning the adoption of new accounting principles in 2005 and 2003, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGAL OPINIONS
     Frank A. Schiller, of our legal department, and Hunton & Williams LLP, our outside counsel, will issue opinions about the legality of the offered securities for us, and Richards Layton & Finger, special Delaware counsel to the Trusts and for us, will issue such opinions for the Trusts. Mr. Schiller beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 0.1% of the total outstanding common stock. Any underwriters or agents will be advised on issues relating to any offering by their own legal counsel, Dewey Ballantine LLP of New York, New York. Hunton & Williams LLP and Dewey Ballantine LLP will rely on Richards, Layton and Finger as to matters of Delaware law.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution

Item	Estimated Total
Securities and Exchange Commission registration fee		(1)
Rating agencies’ fees	$700,000
Trustees’ fees	$100,000
Counsels’ fees	$400,000
Accountants’ fees	$150,000
Printing and engraving	$50,000
Blue Sky fees	$10,000
Miscellaneous	$25,000
Total	$1,435,000

All amounts are estimated.

(1)	Deferred in accordance with Rules 456(b) and 457(r).
Item 15. Indemnification of Directors and Officers
     Sections 55-8-51 through 55-8-57 of the North Carolina Business Corporations Act (“NCBCA”) and our charter and by-laws provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. We have insurance covering our expenditures which might arise in connection with the lawful indemnification of our directors and officers for their liabilities and expenses. Our officers and directors also have insurance which insures them against certain liabilities and expenses.
     As authorized by the NCBCA, and to the fullest extent permitted by it, our charter provides that a director will not be liable to us or to any of our shareholders for monetary damages arising from the director’s breach of his or her duties as a director. The NCBCA permits these provisions, except for (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) unlawful distributions, (iii) any transaction from which the director derived an improper personal benefit, and (iv) acts or omissions occurring prior to the date the provisions became effective.
     The NCBCA provides directors and officers with a right to indemnification relating to official conduct when the director or officer has been wholly successful in defense of a claim. In addition, a director or officer without the right to indemnification may apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case.
     The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. Our by-laws provide that any person who is or was a director or officer and any person who at our request serves or has served as an officer or director (or in any position of similar authority) of any other corporation or other enterprise, including as an individual trustee under any employee benefit plan, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person’s status with us as a director or officer if that person’s acts or omissions were not known or believed by him or her to be clearly in conflict with our best interests.
     Each amended and restated trust agreement is expected to limit the liability of such Trust and certain other persons and is expected to provide for the indemnification by the Trust or us of the trustees, their officers, directors and employees and certain other persons.
Item 16. Exhibits
     Reference is made to the Index to Exhibits at page II-8, such Index to Exhibits being incorporated into this Item 16 by reference.

Item 17. Undertakings
(a)	The undersigned registrants hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(b)	Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee under the Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Progress Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 31st day of March, 2006.

Progress Energy, Inc.

By:	/s/ Robert B. McGehee

Robert B. McGehee
Chairman and Chief Executive Officer
POWER OF ATTORNEY
     Each director and/or officer of the issuer whose signature appears below hereby appoints Peter M. Scott III, John R. McArthur, and Frank A. Schiller, and each of them severally, as his/her attorney-in-fact to sign in his/her name and on his/her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert B. McGehee Robert B. McGehee	Chief Executive Officer and Chairman of the Board	March 31, 2006

/s/ Peter M. Scott, III Peter M. Scott, III	Executive Vice President and Chief Financial Officer	March 31, 2006

/s/ Jeffrey M. Stone Jeffrey M. Stone	Chief Accounting Officer and Controller	March 31, 2006

/s/ Edwin B. Borden Edwin B. Borden	Director	March 31, 2006

/s/ James E. Bostic , jr James E. Bostic, Jr.	Director	March 31, 2006

/s/ David L. Burner David L. Burner	Director	March 31, 2006

/s/ Charles W. Coker Charles W. Coker	Director	March 31, 2006

/s/ Richard L. Daugherty Richard L. Daugherty	Director	March 31, 2006

/s/ W. D. Frederick, Jr. W. D. Frederick, Jr.	Director	March 31, 2006

/s/ W. Steven Jones W. Steven Jones	Director	March 31, 2006

/s/ William O. McCoy William O. McCoy	Director	March 31, 2006

/s/ E. Marie McKee E. Marie McKee	Director	March 31, 2006

Signature	Title	Date

/s/ John H. Mullin, III John H. Mullin, III	Director	March 31, 2006

/s/ Peter S. Rummell Peter S. Rummell	Director	March 31, 2006

/s/ Carlos A. Saladrigas Carlos A. Saladrigas	Director	March 31, 2006

/s/ Theresa M. Stone Theresa M. Stone	Director	March 31, 2006

/s/ Jean Giles Wittner Jean Giles Wittner	Director	March 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Progress Energy Capital Trust I has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 31st day of March, 2006.

Progress Energy Capital Trust I By Progress Energy, Inc., as Sponsor
By:	/s/ Thomas R. Sullivan
Thomas R. Sullivan
Treasurer

     Pursuant to the requirements of the Securities Act of 1933, Progress Energy Capital Trust II has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 31st day of March, 2006.

Progress Energy Capital Trust II By Progress Energy, Inc., as Sponsor
By:	/s/ Thomas R. Sullivan
Thomas R. Sullivan
Treasurer

     Pursuant to the requirements of the Securities Act of 1933, Progress Energy Capital Trust III has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 31st day of March, 2006.

Progress Energy Capital Trust III By Progress Energy, Inc., as Sponsor
By:	/s/ Thomas R. Sullivan
Thomas R. Sullivan
Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
1(a)	Form of Underwriting Agreement for Debt Securities.*

1(b)	Form of Underwriting Agreement for Trust Preferred Securities.*

1(c)	Form of Underwriting Agreement for Preferred Stock.*

1(d)	Form of Underwriting Agreement for Common Stock.*

1(e)	Form of Underwriting Agreement for Stock Purchase Units.*

4(a)	Amended and Restated Articles of Incorporation, as amended and restated on June 15, 2000 (filed as Exhibit 3(a)(i), Form 10-Q for the fiscal quarter ended June 30, 2000 and Exhibit 3b(1) to our Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-15929).

4(b)	Bylaws (filed as Exhibit 3(ii)(a) to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 , File No. 1-15929).

4(c)	Indenture (For Debt Securities), dated February 15, 2001, between Progress Energy, Inc. and J.P. Morgan Trust Company, National Association, as successor trustee (filed as Exhibit 4(a), Form 8-K, filed February 27, 2001, File No. 1-15929).

4(d)	Form of Debt Securities Indenture (filed as Exhibit 4(d), Form S-3, filed September 20, 2001, File No. 333-69738).

4(e)	Form of Guarantee Agreement to be delivered by Progress Energy, Inc.**

4(f)	Certificate of Trust of Progress Energy Capital Trust I (originally filed as Certificate of Trust of CP&L Capital Trust I).**

4(g)	Trust Agreement of Progress Energy Capital Trust I, dated November 6, 2000 (originally filed as Trust Agreement of CP&L Capital Trust I).**

4(h)	Certificate of Trust of Progress Energy Capital Trust II (originally filed as Certificate of Trust of CP&L Capital Trust II).**

4(i)	Trust Agreement of Progress Energy Capital Trust II, dated November 6, 2000 (originally filed as Trust Agreement of CP&L Capital Trust II).**

4(j)	Certificate of Trust of Progress Energy Capital Trust III (originally filed as Certificate of Trust of CP&L Capital Trust III).**

4(k)	Trust Agreement of Progress Energy Capital Trust III, dated November 6, 2000 (originally filed as Trust Agreement of CP&L Capital Trust III).**

4(l)	Form of Amended and Restated Trust Agreement applicable for each Trust.**

4(m)	Form of Stock Purchase Contract Agreement.*

4(n)	Form of Pledge Agreement.*

5(a)	Opinion of Hunton & Williams LLP.

5(b)	Opinion of Richards, Layton & Finger, special Delaware counsel.

12	Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12(a) to our Annual Report on Form 10-K for the year ended December 31, 2005 , File No. 1-15929)

23(a)	Consent of Hunton & Williams LLP (contained in Exhibit 5(a)).

23(b)	Consent of Richards, Layton & Finger (contained in Exhibit 5(b)).

23(c)	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included in the signature page).

25(a)	Statement of Eligibility of J.P. Morgan Trust Company, National Association to act as trustee as to the Debt Securities under the Indenture (For Debt Securities), dated February 15, 2001, between Progress Energy, Inc. and J.P. Morgan Trust Company, National Association, as successor trustee.

25(b)	Statement of Eligibility of to act as trustee as to the Debt Securities under an additional indenture for debt securities.*

25(c)	Statement of Eligibility of to act as trustee as to the Junior Subordinated Debentures.*

25(d)	Statement of Eligibility of to act as trustee as to the Guarantee for the benefit of the holders of Trust Preferred Securities of Progress Energy Capital Trust I.*

25(e)	Statement of Eligibility of to act as trustee as to the Progress Energy Capital Trust I Trust Preferred Securities.*

Exhibit
Number	Description of Document
25(f)	Statement of Eligibility of to act as trustee as to the Guarantee for the benefit of the holders of Trust Preferred Securities of Progress Energy Capital Trust II.*

25(g)	Statement of Eligibility of to act as trustee as to the Progress Energy Capital Trust II Trust Preferred Securities.*

25(h)	Statement of Eligibility of to act as trustee as to the Guarantee for the benefit of the holders of Trust Preferred Securities of Progress Energy Capital Trust III.*

25(i)	Statement of Eligibility of to act as trustee as to the Progress Energy Capital Trust III Trust Preferred Securities.*

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities registered hereunder.

**	Previously filed as exhibit and incorporated by reference herein from Form S-3, No. 333-49920, filed on November 14, 2000.